Exhibit 10.11

IRREVOCABLE PROXY AGREEMENT

This Irrevocable Proxy Agreement (this “Agreement”) is made as of March 31, 2008 by and between Echo Global Logistics, Inc. (the “Representative” or “Echo”) and Scott P. Pettit, an individual (“Pettit”).

WHEREAS, Pettit has been employed as Chief Financial Officer of Echo;

WHEREAS, Echo is terminating Pettit’s employment effective as of April 4, 2008 (the “Effective Date”) in accordance with the terms of that certain Confidential Separation Agreement dated as of March 31, 2008 by and between Echo and Pettit;

WHEREAS, as of the Effective Date, Pettit will (i) be the record and beneficial owner of 50,000 shares (the “Shares”) of common stock, par value $0.0001 per share, of Echo (the “Common Stock”), (ii) be the record and beneficial owner of vested options to purchase 50,000 shares of Common Stock at an exercise price of $4.40 per share (the “Vested Options,” and together with the Shares, the “Owned Securities”), (iii) be the record and beneficial owner of unvested options to purchase 30,000 shares of Common Stock vesting on January 1, 2009 (the “Subject Options,” and together with the Owned Securities and Vested Options, the “Subject Securities”), subject to the terms and conditions of that certain Confidential Separation Agreement dated as of the Effective Date between Pettit and Echo, and (iv) own no other equity interests of Echo, whether directly or indirectly, or of record or beneficially, and has no right to acquire any other equity interests of Echo;

WHEREAS, Echo is contemplating an initial public offering (the “Offering”) of its Common Stock (the “Offering Shares”), which Offering Shares will be sold to a group of underwriters for resale to the public;

WHEREAS, in connection with the Offering, certain shares of Common Stock held by Echo stockholders, including the Subject Securities held by Pettit, may be included in the Offering;

WHEREAS, in connection with the Offering, Pettit desires to grant to the Representative the proxy granted pursuant hereto; and

WHEREAS, Pettit and the Representative intend that the proxy granted pursuant hereto be irrevocable during the term of this Agreement and that the powers and proxies granted pursuant to this Agreement are given in connection with the proposed Offering.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             Irrevocable Proxy.  Pettit hereby irrevocably constitutes and appoints the Representative, from the Effective Date until the Termination Date (as defined below), as his true and lawful proxy, with full power of substitution, for and in his name, place and stead to vote the Subject Securities, and any and all other equity interests in Echo held by Pettit, whether directly or indirectly, beneficially or of record, now owned or hereafter acquired, with respect to any and all matters subject to a vote of Echo stockholders, including, without limitation (i) matters relating to, or arising in connection with, the Offering, (ii) any amendment to the governing documents of Echo, (iii) the adoption of any employee benefit plan by Echo and (iv) any recapitalization, merger, purchase, sale, change of control, conversion of equity interests or similar transaction proposed by Echo (the “Voting Matters”).  The foregoing proxy shall include the right to sign Pettit’s name (as an Echo stockholder or option holder) to any agreement, consent, certificate or other document relating to any and all Voting Matters that the Representative deems necessary or appropriate, in its sole and absolute discretion, to cause the Subject Securities to be voted in accordance with the preceding sentence.  Pettit hereby revokes all other proxies and powers of attorney with respect to the Subject Securities that he may have appointed or granted.  Pettit hereby agrees not to give a subsequent proxy or power of attorney (and if given, will not be effective) or enter into any other voting agreement with respect to the Subject Securities.  The Representative shall be entitled to exercise any and all voting and other consensual rights pertaining to the Subject Securities or any part thereof for any purpose not inconsistent with the terms of this Agreement.

THE PROXIES AND POWERS GRANTED BY PETTIT PURSUANT TO THIS AGREEMENT ARE COUPLED WITH AN INTEREST AND ARE GIVEN TO SECURE THE PERFORMANCE OF PETTIT’S OBLIGATIONS UNDER THIS AGREEMENT.

2.             Acknowledgements of Pettit and the Representative.  Pettit acknowledges that the proxies and powers granted herein to the Representative shall be exercised by the Chief Executive Officer or Chief Financial Officer of the Representative, each of whom shall have the right during the term of this Agreement to vote the Subject Securities with respect to any and all Voting Matters.  The Representative acknowledges that the proxies and powers granted to it herein shall not include the right to sell the Subject Securities.

3.             Termination.  This Agreement shall terminate upon the closing of the Offering (the “Termination Date”).  This Agreement shall not be terminated by operation of law upon the occurrence of any event, including, without limitation, the death or incapacity of Pettit.

4.             Miscellaneous.

(a)           Governing Law.  This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware as they apply to contracts entered into and wholly to be performed within such state by residents thereof.

(b)           Binding Effect.  Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

(c)           Entire Agreement.  This Agreement contains the complete and entire understanding and agreement of the parties with respect to the subject matter hereof and  supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, in connection with the subject matter hereof.

(d)           Severability.  Every provision of this Agreement is intended to be severable.  If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

(e)           Further Action.  Pettit agrees to perform all further acts and execute, acknowledge and deliver any documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

(f)            Headings.  Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

(g)           Amendment.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by each of the parties to this Agreement.

(h)           Counterparts.  This Agreement may be executed in any number of counterparts, including counterparts transmitted by facsimile or electronic transmission, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Irrevocable Proxy Agreement as of the date first above written.

REPRESENTATIVE:

ECHO GLOBAL LOGISTICS, INC.

By:	/s/ Douglas R. Waggoner
Name:	Douglas R. Waggoner
Title:	Chief Executive Officer

PETTIT:

/s/ Scott P. Pettit
Scott P. Pettit

[Signature Page to Irrevocable Proxy Agreement]